UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A
Amendment 1

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

Selectica, Inc.

(Name of Registrant as Specified In Its Charter)

Bryant R. Riley
11100 Santa Monica Boulevard, Suite 800
Los Angeles, California 90025

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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B. Riley & Co. Announces Submission of Stockholder Proposals to Selectica, Inc.

SANTA MONICA, Calif.—(BUSINESS WIRE)—July 8, 2005—B. Riley & Co., Inc., announced today that it has notified Selectica, Inc., that Riley will submit proposals at Selectica’s 2005 annual meeting designed to allow stockholders to call special meetings and eliminate Selectica’s “staggered board.” We think these proposals will promote greater accountability to stockholders, a Riley Spokesman indicated.

B. Riley & Co. plans to file a proxy statement or to include language in the company’s proxy statement with the Securities and Exchange Commission relating to the solicitation of proxies for the Company’s Annual Meeting of Stockholders. Selectica’s stockholders are urged to read such proxy statement, when it becomes available, because it will contain important information. Selectica’s stockholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov.

B. Riley & Co.’s managers may be deemed to be participants in the solicitation of proxies for the Selectica annual meeting.

A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies will be set forth in the proxy statement filed by Riley with the Securities and Exchange Commission in connection with the Annual Meeting.

Riley’s letter to Selectica reads as follows:

TO:

Secretary of Selectica, Inc.

B. Riley and Co., Inc., the record holder of 100 shares and the beneficial holder of additional shares of Selectica, Inc. (“Selectica”) at the time of giving of this notice, and entitled to vote at the 2005 Annual Meeting of Selectica shareholders, hereby gives notice of intent to propose the following resolutions pertaining to amendments to the company’s bylaws and Certificate of Incorporation to be voted on in the next shareholder meeting:

Bylaws: Section 2.2 of the bylaws shall be amended to read as follows:

Section 2.2 Special Meeting: A special meeting of the stockholders of the corporation may be called by the President, Board of Directors or a shareholder of record.

Certificate of Incorporation: We plan to introduce the following proposal concerning the certificate of Incorporation: Resolved, the Shareholders hereby approve, and request the board of directors to approve, the following amendment to the company’s Certificate of Incorporation:

Article VI shall be amended to read as follows: The Board of directors shall have no less than 5 and no more than 7 members, with the exact number to be specified by a resolution of the Board of Directors unless the stockholders adopt a by-law fixing the number of directors.

Bylaws: Article III, Section 3.2, shall be amended by striking the words ‘initially be seven and shall be fixed from time to time thereafter by a majority of the Board of directors, and replacing such words with “be no more than 7 and no less than 5 members, with the exact number to be specified by a resolution of the Board of Directors unless the stockholders adopt a by-law fixing the number of directors.” Pursuant to Section 2.7 of Selectica’s Bylaws, for a notice to be considered timely, a stockholder’s nominations or other business must be delivered to the Secretary of Selectica at the principal executive offices not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting.

As Selectica’s preceding year’s annual meeting was on September 16, 2004, the first anniversary is September 16, 2005. Accordingly, this notice is being timely given since it is delivered no earlier than the close of business on June 19, 2005 and no later than the close of business on July 9, 2005.

Please call Bryant Riley at (310) 966-1444 or please call his attorney, Peter Tennyson, at (714) 668-6237 to confirm your receipt of a valid nomination.

DATED: July 7, 2005

B. Riley & Co., Inc.

By:

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Its:

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